               Section 240.14a-101  Schedule 14A.
          Information required in proxy statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12


                     EQUIDYNE CORPORATION
..................................................................
     (Name of Registrant as Specified In Its Charter)


..................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:

     ............................................................

     (2) Aggregate number of securities to which transaction applies:

     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     .......................................................

     (4) Proposed maximum aggregate value of transaction:

     .......................................................

     (5)  Total fee paid:

     .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:

          .......................................................

          (2) Form, Schedule or Registration Statement No.:

          .......................................................

          (3) Filing Party:

          .......................................................

          (4) Date Filed:

          .......................................................

                              EQUIDYNE CORPORATION

                          ---------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          ---------------------------

                        TO BE HELD ON SEPTEMBER 9, 2003

To the Stockholders:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the 'Meeting') of EQUIDYNE CORPORATION ('Equidyne' or the 'Company') will be held at the offices of Richards, Layton & Finger, P.A., One Rodney Square, 3rd Floor, Wilmington, Delaware 19899, on September 9, 2003, at 10:00 a.m., local time. The purposes of the Meeting are to:

     Elect four (4) directors to serve for a term expiring at the next annual meeting of stockholders or until their respective successors are duly elected and shall qualify. YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE BOARD'S NOMINEES ON THE ENCLOSED WHITE PROXY CARD.

                WE URGE YOU NOT TO VOTE FOR ANY INDIVIDUALS THAT MAY BE NOMINATED BY MFC BANCORP LTD. ('MFC') AND NOT TO EXECUTE ANY PROXY CARD OTHER THAN A WHITE PROXY CARD.

     Consider and act upon a proposal to ratify the appointment of KBA Group LLP as Equidyne's independent public accountants for fiscal 2003. YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

     Grant the authority to adjourn the meeting to solicit additional proxies. YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

     Consider and act upon a proposal to adopt the following stockholders' resolution regarding Equidyne's Amended and Restated Bylaws (the 'Bylaws'):

           RESOLVED, that each and every provision of the Amended and Restated bylaws of Equidyne Corporation adopted on or after May 1, 2003 and prior to the adoption of this resolution is hereby repealed.

    YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL. ALTHOUGH YOUR BOARD DOES NOT CURRENTLY HAVE ANY INTENTION TO AMEND THE BYLAWS, YOUR BOARD BELIEVES IT IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS FOR THE BOARD TO RETAIN THE FLEXIBILITY TO AMEND THE BYLAWS IF NECESSARY, PARTICULARLY IN CIRCUMSTANCES WHICH WOULD PROTECT INVESTORS OR MAXIMIZE SHAREHOLDER VALUE.

     Transact such other business as may properly come before the Meeting or any postponement or adjournment of the Meeting.

    A Proxy Statement describing the matters to be considered at the Meeting is attached to this Notice. Only stockholders of record at the close of business on July 14, 2003, which has been fixed as the record date for the Meeting, shall be entitled to notice of, and to vote at, the Meeting and any adjournments of the Meeting.

    All stockholders are cordially invited to attend the Meeting in person.

    THIS MEETING IS OF PARTICULAR IMPORTANCE TO ALL STOCKHOLDERS OF EQUIDYNE IN LIGHT OF THE ATTEMPT BY MFC BANCORP LTD. ('MFC') TO SEIZE CONTROL OF YOUR COMPANY BY STARTING A PROXY SOLICITATION TO ELECT ITS OWN HAND-PICKED NOMINEES AS NEW DIRECTORS.

MFC'S PROXY SOLICITATION HAS BEEN BOTH COSTLY AND DISTRACTING TO EQUIDYNE AND ITS STOCKHOLDERS. YOUR BOARD STRONGLY OPPOSES THE PROXY SOLICITATION BY MFC. ACCORDINGLY, PLEASE COMPLETE, SIGN AND DATE YOUR ENCLOSED WHITE PROXY CARD AND RETURN IT TO US IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE. DISCARD ANY GREEN PROXY CARDS THAT ARE SENT TO YOU BY MFC. THE BOARD URGES YOU NOT TO MAIL, SIGN OR VOTE ANY GREEN PROXY CARDS SENT TO YOU BY MFC EVEN AS A VOTE OF PROTEST BECAUSE A SUBMISSION OF A GREEN PROXY CARD WILL REVOKE YOUR PREVIOUSLY VOTED PROXY CARD IN SUPPORT OF THE BOARD'S NOMINEES. YOU CAN REVOKE ANY GREEN MFC PROXY CARD PREVIOUSLY SIGNED BY YOU BY SIGNING, DATING AND MAILING THE ENCLOSED WHITE PROXY CARD IN THE POSTAGE PAID ENVELOPE PROVIDED.

    IF YOU HAVE ANY QUESTIONS, OR NEED ASSISTANCE WITH VOTING, PLEASE CONTACT MACKENZIE PARTNERS, INC., TOLL FREE AT 1-800-322-2885 OR COLLECT AT 1-212-929-5500.

    REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR PROXY IS IMPORTANT. PLEASE ACT TODAY.

                                           By order of the Board of Directors,

                                           /s/ MARK C. MYERS
                                            ....................................
                                           MARK C. MYERS
                                           President and Secretary


San Diego, California
August 22, 2003

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
General Information.........................................    1
    Questions and Answers About the Annual Meeting and
     Voting.................................................    1
Information Regarding Forward Looking Statements............    4
Background of Proxy Contest.................................    5
    Nominations by MFC......................................    5
    Delaware Litigation.....................................    6
    Actions of Your Board and Management....................    7
    Stock Performance in Needle-Free Industry...............    8
    Your Board's Plan to Enhance Stockholder Value..........    9
Proposal 1 -- Election of Directors.........................   11
    Nominees for Directors..................................   11
Security Ownership of Certain Beneficial Owners.............   12
Board and Management Ownership..............................   13
Participants in Equidyne's Solicitation.....................   14
    Transactions in Our Common Stock During the Past Two
     Years..................................................   14
Board and Committee Information.............................   14
    Board Meetings and Committees...........................   14
    Non-Employee Director Compensation......................   15
    Report of the Audit Committee...........................   15
Executive Compensation and Employment Agreements............   17
    Summary Compensation Table..............................   17
    Option Grants...........................................   17
    Stock Option Plans......................................   17
    Aggregate Option Exercises in Fiscal 2003 and Fiscal
     Year-End Option Values.................................   18
    Equity Compensation Plan Information....................   18
    Non-Plan Options and Warrants...........................   18
    Employment Agreements...................................   19
Compensation Committee Interlocks and Insider
  Participation.............................................   20
Report of the Compensation Committee........................   20
    Philosophy..............................................   21
Section 16(a) Beneficial Ownership Reporting Compliance.....   23
Certain Relationships and Related Transactions..............   23
Proposal 2 -- Independent Public Accountants................   23
    Audit Fees..............................................   23
    Audit Related Fees......................................   24
    Financial Information Systems Design and Implementation
     Fees...................................................   24
    All Other Fees..........................................   24
Proposal 3 -- Grant Authority to Adjourn the Meeting to
  Solicit Additional Proxies................................   24
Proposal 4 -- Bylaw Proposal................................   24
Proxy Solicitation..........................................   25
Stockholder Proposals for Next Annual Meeting...............   25
Other Business..............................................   25
Annual Report on Form 10-KSB................................   25
Appendix A..................................................  A-1
    Audit Committee Charter.................................  A-1
Appendix B..................................................  B-1
    Nominating and Corporate Governance Committee Charter...  B-1
Appendix C..................................................  C-1
    White Proxy Card........................................  C-1

                              EQUIDYNE CORPORATION
                     11300 SORRENTO VALLEY ROAD, SUITE 255
                          SAN DIEGO, CALIFORNIA 92121


                                                                 August 22, 2003

                           --------------------------
                                PROXY STATEMENT
                           --------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 9, 2003

                              GENERAL INFORMATION

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING


This Proxy Statement and the accompanying WHITE proxy card are furnished in connection with the solicitation of proxies by the Board of Directors (the 'Board') of Equidyne Corporation ('Equidyne' or the 'Company') for use at the 2003 Annual Meeting of Stockholders of Equidyne (the 'Meeting') to be held at the offices of Richards, Layton & Finger, P.A., One Rodney Square, 3rd Floor, Wilmington, Delaware 19899, on September 9, 2003 at 10:00 a.m., local time, or at such other time or place to which the Meeting may be postponed or adjourned, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and in this Proxy Statement. The approximate date on which the accompanying Notice of Annual Meeting of Stockholders, this Proxy Statement and the White proxy card are first being mailed to stockholders is August 22, 2003.


Q: WHY DID I RECEIVE THIS PROXY STATEMENT?

A:The Board is soliciting your proxy to vote at the Meeting because you are a stockholder as of the close of business on July 14, 2003, the record date, and are entitled to vote at the Meeting. There were 14,984,803 shares of common stock outstanding on July 14, 2003.

Q: ON WHAT AM I BEING ASKED TO VOTE?

A: You are being asked to vote on:

     The election of four (4) nominees as directors of Equidyne: Dr. James R. Gavin, III, Harry P. Yergey, Mark C. Myers and Marcus R. Rowan. YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE BOARD'S NOMINEES ON THE ENCLOSED WHITE PROXY CARD. WE URGE YOU NOT TO VOTE FOR ANY INDIVIDUALS THAT MAY BE NOMINATED BY MFC BANCORP LTD. ('MFC') AND NOT TO EXECUTE ANY PROXY CARD OTHER THAN A WHITE PROXY CARD.

     The ratification of the appointment of KBA Group LLP as Equidyne's independent public accountants for 2003. YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

     Grant the authority to adjourn the Meeting to solicit additional proxies. YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

      A proposal to adopt the following stockholders' resolution regarding Equidyne's Amended and Restated Bylaws (the 'Bylaws') (which we refer to as the 'Bylaw Proposal'):

           RESOLVED, that each and every provision of the Amended and Restated Bylaws of Equidyne Corporation adopted on or after May 1, 2003 and prior to the adoption of this resolution is hereby repealed.



    YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL. ALTHOUGH YOUR BOARD DOES NOT CURRENTLY HAVE ANY INTENTION TO AMEND THE BYLAWS, YOUR BOARD BELIEVES IT IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS FOR THE BOARD TO RETAIN THE FLEXIBILITY TO AMEND THE

BYLAWS IF NECESSARY, PARTICULARLY IN CIRCUMSTANCES WHICH WOULD PROTECT INVESTORS OR MAXIMIZE SHAREHOLDER VALUE.

     Such other business as may properly come before the Meeting or any postponement or adjournment of the Meeting.

 As you are most likely aware, MFC, a merchant bank with offices in Vienna and Berlin, has acquired voting control of shares held by Concord Effekten AG, and is intending to seize control of Equidyne by starting a proxy solicitation to elect its own hand-picked nominees as new directors and to adopt a stockholders' proposal to repeal any amendments to Equidyne's Bylaws on or after May 1, 2003 through the Meeting. MFC's proxy solicitation has been both costly to and distracting to Equidyne and its stockholders.

 Your Board unanimously recommends that you reject MFC's nominees and vote 'FOR' the election of your Board's nominees on the enclosed WHITE proxy card. We urge you not to vote for any individuals nominated by MFC. If you have previously signed a Green proxy card sent to you by MFC, you can revoke that proxy by signing, dating and mailing the enclosed WHITE proxy card in the envelope provided.

Q: WHAT IS THE VOTING REQUIREMENT TO ELECT DIRECTORS AND TO APPROVE EACH OF THE
   PROPOSALS?

A: In the election of directors, the four persons receiving the highest number of affirmative votes will be elected.

   The proposal to ratify KBA Group LLP as Equidyne's independent public accountants for 2003, the adoption of the Bylaw Proposal and all other matters require the affirmative vote of a majority of the votes cast.

Q: HOW MANY SHARES AM I ENTITLED TO VOTE?

A: On all matters, you are entitled to vote the number of shares you held as of the close of business on July 14, 2003, the record date.

Q: HOW MANY VOTES CAN I CAST?

A: On all matters, you are entitled to one vote per share. With respect to the election of directors, proxies cannot be granted with respect to votes for more than four persons, which is the number nominated for election.

Q: HOW WILL THE PROXIES VOTE?

A: All properly executed proxies, unless previously revoked, will be voted at the Meeting in accordance with the directions given. If no specific instructions are given with regard to the matters to be voted upon, the shares of common stock represented by a signed proxy card will be voted 'FOR' the election of the Board's four nominees as directors of Equidyne, 'FOR' the ratification of the appointment of KBA Group LLP as Equidyne's independent public accountants for fiscal 2003, 'FOR' the authority to adjourn the Meeting to solicit additional proxies and 'AGAINST' the adoption of the Bylaw Proposal. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF OF WHICH WE HAD NOT RECEIVED NOTICE A REASONABLE TIME BEFORE WE BEGAN MAILING THIS PROXY STATEMENT AND THE ACCOMPANYING WHITE PROXY CARD, THE PERSONS NAMED AS PROXIES WILL VOTE UPON SUCH MATTERS IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OR, IN THE ABSENCE OF SUCH A RECOMMENDATION, IN ACCORDANCE WITH THEIR JUDGMENT IN THE INTEREST OF EQUIDYNE. Other than the proposals set forth in MFC's Definitive Proxy Statement, filed with the Securities and Exchange Commission (the 'SEC') on August 20, 2003 (the 'MFC Proxy'), Equidyne does not know of any other business to be considered at the Meeting.

   The proxies' authority to vote according to their judgment applies only to shares you own as the stockholder of record. You are a 'stockholder of record' if your shares are registered directly in your name with Equidyne's transfer agent, American Stock Transfer & Trust

   Company. If you hold your shares indirectly in the name of a bank, broker or other nominee, you are considered the 'beneficial owner' of your shares as a 'street-name stockholder.'

Q: HOW DO I VOTE?

A: The enclosed WHITE proxy card contains instructions for voting by mail. Be sure to sign and date the WHITE proxy card and return it in the prepaid envelope. Stockholders who hold their shares through an intermediary must provide instructions on voting as requested by their banks or brokers. You may also vote in person at the meeting.

Q: HOW DOES THE BOARD RECOMMEND I VOTE?

A: The Board recommends that you vote FOR each of the Board's nominees to the Board indicated on the WHITE proxy card, FOR the ratification of KBA Group LLP as Equidyne's independent public accountants for fiscal 2003, FOR the authority to adjourn the Meeting to solicit additional proxies and AGAINST the adoption of the Bylaw Proposal.

Q: WHAT IS A 'QUORUM'?

A: A quorum is the number of shares that must be present to have the Meeting. As you may be aware, MFC commenced an action against Equidyne in the Court of Chancery of the State of Delaware, New Castle County (C.A. No. 20386) seeking an order to, among others, require Equidyne to schedule its 2003 annual meeting for the election of directors pursuant to Section 211 of the Delaware General Corporation Law. See 'Background of Proxy Contest -- Delaware Litigation,' below. On August 13, 2003, the Court granted MFC's request for judgment pursuant to Section 211. Accordingly, the shares of stock represented at such Meeting, either in person or by proxy, and entitled to vote at the Meeting, shall constitute a quorum for purposes of the Meeting, notwithstanding any provision of the certificate of incorporation or bylaws to the contrary.

Q: WILL ABSTENTIONS OR BROKER NON-VOTES AFFECT THE VOTING RESULTS?

A: Abstentions will be treated as not voting at the Meeting. Broker non-votes will not be counted for purposes of determining the number of votes cast or entitled to be cast with respect to the particular proposal on which the broker has expressly not voted. Because directors are elected by a plurality of the votes cast and all other matters are determined by a majority of the votes cast, abstentions and broker non-votes will have no impact. Abstentions and broker non-votes will have the effect of reducing the absolute number of shares required to approve other matters to be voted on at the Meeting.

Q: WHAT SHARES OF COMMON STOCK ARE INCLUDED ON MY PROXY CARD?

A: Your proxy card represents all shares of common stock registered in your name.

Q: WHAT CAN I DO IF I CHANGE MY MIND AFTER I VOTE MY SHARES?

A: You can revoke your proxy and change your vote by:

     Submitting a new proxy card after the date of an earlier signed proxy card;

     Giving written notice before the Meeting to the Secretary of Equidyne, stating that you are revoking your prior proxy card; or

     Attending the Meeting and voting your shares in person. Mere attendance at the Meeting, without voting at the Meeting, however, will not cause your proxy to be revoked.

  IF YOU WISH TO VOTE YOUR SHARES IN SUPPORT OF THE BOARD'S NOMINEES PLEASE VOTE ONLY USING THE ENCLOSED WHITE PROXY CARD. DISCARD ANY GREEN PROXY CARDS THAT ARE SENT TO YOU BY MFC. THE BOARD STRONGLY URGES YOU NOT TO MAIL, SIGN OR VOTE ANY GREEN PROXY CARDS SENT TO YOU BY MFC EVEN AS A VOTE OF PROTEST BECAUSE A SUBMISSION OF A GREEN PROXY CARD WILL REVOKE YOUR PREVIOUSLY VOTED PROXY CARD IN SUPPORT OF THE BOARD'S NOMINEES. YOU CAN REVOKE ANY GREEN MFC PROXY CARD PREVIOUSLY SIGNED BY YOU BY SIGNING, DATING AND MAILING THE ENCLOSED WHITE PROXY CARD IN THE POSTAGE PAID ENVELOPE PROVIDED.

Q: WHAT DOES IT MEAN IF I GET MORE THAN ONE WHITE PROXY CARD?

A: Your shares are probably registered in more than one account. You should vote each WHITE proxy card you receive from Equidyne.

Q: WHO WILL COUNT THE VOTES?

A: IVS Associates will tabulate the votes and act as the inspector of elections.

Q: WHAT HAPPENS IF A NOMINEE FOR DIRECTOR IS UNABLE TO SERVE AS A DIRECTOR?

A: If any of the nominees for director becomes unavailable for election, which Equidyne does not expect, proxies will be voted for such substitute nominee or nominees as may be designated by the Board, unless the Board reduces the number of directors.

Q: WHAT IF I HAVE ANY QUESTIONS OR REQUIRE ASSISTANCE IN VOTING?

A: If you have any questions or require any assistance in the voting of your proxy, please contact MacKenzie Partners, Inc. at (800) 322-2885 (call toll-free) or at (212) 929-5500 (call collect).

                INFORMATION REGARDING FORWARD LOOKING STATEMENTS

    Certain statements contained in this Proxy Statement and other written material and oral statements made from time to time by us do not relate strictly to historical or current facts. As such, they are considered 'forward-looking statements' within the meaning of the Private Securities Litigation Reform Act of 1995 that provide current expectations or forecasts of future events. Such statements are typically characterized by terminology such as 'believe,' 'anticipate,' 'should,' 'intend,' 'plan,' 'will,' 'expect,' 'estimate,' 'project,' 'strategy' and similar expressions. Our forward-looking statements generally relate to our ability to develop and execute our business plan, the prospects for future sales of our products, the success of our international marketing activities, the success of our strategic corporate relationships, the adoption and use of needle-free technology and the success of our diversification and strategic alternative initiatives. These statements are based upon assumptions and assessments made by our management in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors our management believes to be appropriate. These forward-looking statements are subject to a number of risks and uncertainties, including the following: our ability to achieve profitable operations and to maintain sufficient cash to operate our business and meet our liquidity requirements; our ability to obtain financing, if required, on terms acceptable to us, if at all; the success of our research and development activities and our ability to obtain regulatory authorizations for developed products, if any; competitive developments affecting our current products; our ability to successfully identify and attract strategic partners and to market both new and existing products domestically and internationally; difficulties or delays in manufacturing; trends toward managed care and health care cost containment; exposure to product liability and other types of lawsuits and regulatory proceedings; our ability to protect our intellectual property both domestically and internationally; governmental laws and regulations affecting domestic and foreign operations; our ability to identify and complete diversification opportunities or strategic alternatives, including potential strategic acquisitions, a potential sale or merger, a potential sale or license of assets, including Equidyne's needle-free technology, and a potential liquidation; and the impact of acquisitions, divestitures, restructurings, product withdrawals and other unusual items. Except as required by applicable law, the Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

                          BACKGROUND OF PROXY CONTEST

NOMINATIONS BY MFC

    In March 2002, Equidyne was informed that Concord Effekten AG ('Concord'), a German investment-banking firm, nominated Dr. Johannes Mauser, Managing Director of Concord, to serve on the Board in connection with a proposed hostile proxy contest in which Concord was participating.

    After the proposed hostile proxy contest was abandoned, Concord proposed to effect a merger between Equidyne and Rosch AG Medizintechnik ('Rosch'), a financially troubled German company for which Concord was both the investment banker and largest stockholder. Rosch was previously a wholly-owned subsidiary of Equidyne prior to July 1999. In February 2000, Rosch was listed on the German Neur Market, a segment of the Frankfurt Stock Exchange. Equidyne sold all of its shares in Rosch by the end of October 2000. The Board rejected Concord's proposal with Equidyne's Chairman, Dr. James Gavin, III stating in a press release on August 19, 2002 that '[w]e cannot see the advantage to Equidyne's shareholders of receiving shares of a company whose ability to continue as a going concern is threatened by its current burn rate and critical cash position.' On January 3, 2003, Rosch declared bankruptcy and is in the process of liquidating.

    According to Concord's 2002 Annual Report, Concord sustained losses of approximately Euro 31,549,000 (or US$35,498,935, based on the noon buying rate in New York City for cable transfers in Euros as certified for customs purposes by the U.S. Federal Reserve Bank of New York of US$1.1252 per Euro 1.00 on August 1, 2003 (the 'Current Exchange Rate')) and Euro 28,408,000 (or US$31,964,682, based on the Current Exchange Rate) in 2002 and 2001 respectively. While many factors, some of which may be related to Concord's industry group or the market in general, can impact share price, during the period of January 2, 2001 to July 31, 2003, Concord's share price on the Frankfurt Stock Exchange has declined from $40 per share (after adjusting for a 1 for 3 stock split on August 1, 2001) to $1.14 per share, a decline of approximately 97%.

    Subsequently, on May 2, 2003, Concord gave MFC, a merchant bank with offices in Vienna and Berlin, voting control of the shares held by Concord, representing approximately 8.7% of Equidyne's issued and outstanding shares, and MFC informed Equidyne that it intended to launch a proxy solicitation to replace your entire Board and nominate its own slate of directors.

    The Board believes that the election of the slate of directors nominated by MFC would not be in the best interests of Equidyne and its stockholders. Despite its proxy to vote the shares owned by Concord, MFC's direct ownership interest in Equidyne is a mere 100 shares of Equidyne's common stock, which represents an investment of less than $100 in Equidyne and represents a direct economic interest of only 0.0000067% and an aggregate beneficial ownership of approximately 8.7% based on 14,985,595 shares of common stock outstanding as of the date of this Proxy Statement. In addition, although MFC holds an option to acquire 485,844 shares of Equidyne common stock, MFC has not elected to exercise such option to date.(1) In the aggregate, your current Board has a substantial interest in Equidyne with an aggregate beneficial ownership of approximately 11% of Equidyne's common stock as of the date of this Proxy Statement.


    Although according to the MFC Proxy, MFC has stated that it will not draw any salary initially from Equidyne until Equidyne consummates a transaction or until Equidyne becomes active in a new business venture or activity, we believe Michael Smith, President and CEO of MFC (and one of MFC's nominees to the Board), has a history of receiving generous compensation packages. In addition to the C$691,507 (or US$495,349, based on the noon buying rate in New York City for cable transfers in Canadian dollars as certified for customs purposes by the U.S. Federal Reserve Bank of New York of C$1.3960 per US$1.00 on August 1, 2003) that Michael Smith received as the President of MFC in the year ended
December 31, 2002,(2) Mr. Smith's compensation as President of Cybernet Internet Services International, Inc. was $267,534 during the nine-and-a-half month period that followed MFC's 'take-over' of that


---------
(1) See Schedule 13D filed by MFC with the SEC on May 2, 2003.

(2) See MFC's Annual Report on Form 20-F for the year ended December 31, 2002, filed with the SEC on April 28, 2003.

company in March of 2002.(3) In the year ended December 31, 2001, Mr. Smith received $215,000 for serving as President of Trimaine Holdings despite Trimaine generating only $300,000 in revenue that year (down from $8.9 million the year before).(4)



    In addition, we believe MFC has a history of charging substantial advisory fees to previous targets, some of which MFC acquired majority control:

     After MFC took control of Cybernet Services International, Inc. in 2002, they entered into an advisory agreement that pays MFC $175,000 a month in addition to a percentage of certain transactions. Total fees paid by Cybernet Services to MFC (excluding Mr. Smith's compensation) in the year ended December 31, 2002 were Euro 2,289,000 (or US$2,575,583, based on the Current Exchange Rate).(5)

     During the fiscal year ended June 30, 2002, Drummond Financial Corp. paid $300,000 in fees to MFC, in addition to paying $300,000 in dividends on its preferred stock to a subsidiary of MFC.(6) The same arrangement prevailed in prior years. In 1998 and 1999, MFC was charging Drummond $600,000 per year in fees.(7)

     In 2001, Trimaine Holdings, Inc. paid $541,000 to MFC for investment management services. In addition, MFC charged Trimaine Holdings, Inc. a management fee of $150,000 during each of 2002, 2001 and 2000.(8)

     In 2002, Euro Trade paid Euro 155,000 (or US$174,406, based on the Current Exchange Rate) under a management agreement with MFC. In 2001, MFC was reimbursed $300,000 in expenses (plus a 15% service charge) by Euro Trade.(9)


    In the MFC Proxy, MFC has not promised that it will not charge similar fees to Equidyne if it is successful in this proxy contest. If MFC prevails in this proxy contest, it has stated that it will seek to have Equidyne reimburse its estimated $275,000 of costs associated with this proxy contest. See MFC Proxy.

    The information related to MFC and its nominees was obtained from public filings by MFC and others. Equidyne is not responsible for the accuracy of any information provided by or relating to MFC and its nominees contained in any proxy materials filed or disseminated by MFC, its nominees or others or in any other statement any of them may make.

DELAWARE LITIGATION

    On June 24, 2003, MFC commenced an action against Equidyne in the Court of Chancery of the State of Delaware, New Castle County (C.A. No. 20386) seeking an order to require Equidyne to schedule its 2003 annual meeting for the election of directors pursuant to Section 211 of Delaware's General Corporation Law, and an order to require Equidyne to produce to MFC certain information regarding Equidyne's shareholders pursuant to Section 220 of Delaware's General Corporation Law. On June 26, 2003, Equidyne independently scheduled the Meeting for September 9, 2003 and set a record date for the Meeting of July 14, 2003.

---------

(3) See Cybernet's Annual Report on Form 10-K for the year ended December 31, 2002, filed with the SEC on May 8, 2003.

(4) See Trimaine's Definitive Proxy Statement on Schedule 14A filed with the SEC on April 10, 2002 and MFC's Annual Report on Form 20-F for the year ended December 31, 2001, filed with the SEC on April 12, 2002.

(5) See Cybernet's Annual Report on Form 10-K for the year ended December 31, 2002, filed with the SEC on May 8, 2003.

(6) See Drummond's Definitive Proxy Statement on Schedule 14A, filed with the SEC on October 28, 2002.

(7) See Drummond's Additional Definitive Proxy Materials on Schedule 14A, filed with the SEC on October 27, 1999.

(8) See Trimaine's Definitive Proxy Statement on Schedule 14A filed with the SEC on April 10, 2002.

(9) See Euro Trade's Proxy Statement on Schedule 14A filed with the SEC on October 29, 2001.

    On or about July 22, 2003, the parties executed and submitted to the court a Stipulation and Order reflecting a resolution of the Section 220 claim. Pursuant to that stipulation, Equidyne agreed to provide to MFC by July 25, 2003 at MFC's expense, a copy of Equidyne's stock ledger with addresses and shareholdings as of the record date; a magnetic computer tape or disk containing the list of holders of Equidyne's common stock with the coding data necessary for its use; the daily transfer sheets; a breakdown of the various brokerage firms holding stock in the names of Cede & Co. and any other depositories or stock clearing organizations; and a list of non-objecting beneficial owners to the extent such list is requested by, or otherwise becomes in the custody or control of Equidyne. Accordingly, MFC withdrew its Section 220 claim.

    Oral argument on MFC's Section 211 claim was scheduled for July 30, 2003 at 9:00 a.m. Following the hearing on July 30, 2003 the Court granted Equidyne's motion to dismiss the Section 211 action, but did so on a without prejudice basis, and granted MFC leave to file a new Section 211 action by 5 p.m. that day. The Court directed that Equidyne file an answer to any such new action by noon on July 31, 2003 and indicated that the action likely would be decided on the basis of the record in the earlier action.

    Later on July 30, 2003, MFC filed an action seeking (a) an order pursuant to
Section 211 directing that Equidyne hold its 2003 annual meeting for the election of directors on September 9, 2003 and set a record date of July 14, 2003 (the dates Equidyne selected in its June 26 press release), (b) an order that the shares of stock represented at any such court scheduled 2003 Meeting, either in person or by proxy, shall constitute a quorum, whether or not such shares constitute a quorum under the Company's bylaws or certificate of incorporation and (c) an award of MFC's costs and expenses in bringing the action, including its reasonable attorneys fees. On August 13, 2003, the Court granted an order pursuant to Section 211 directing that Equidyne hold its 2003 annual meeting for the election of directors on September 9, 2003 and setting a record date of July 14, 2003. Because the Court has issued an order under
Section 211, the statutory quorum for the Meeting shall consist of the shares of stock represented at the Meeting, either in person or by proxy, shall constitute a quorum, whether or not such shares constitute a quorum under the Company's bylaws or certificate of incorporation.

ACTIONS OF YOUR BOARD AND MANAGEMENT

    Your Board does not believe that MFC has proposed any concrete business plan that will deliver stockholder value apart from what your current Board and current executive management implemented in the last 19 months. Your Board has already taken the following actions, which are now being proposed by MFC in its proxy statement:

     Preserving Equidyne's cash -- We reduced selling, general and administrative expenses approximately 72% from approximately $2.3 million(1) in the 2nd fiscal quarter of 2002 to approximately $641,000(2) in the 3rd fiscal quarter of 2003 and reduced office locations under lease from four to two and square feet occupied from approximately 17,000 to 3,000;

     Discontinuing certain investments and expenses related to the needle-free industry -- Your Board already discontinued research and development in the needle-free industry in February 2003 and is actively seeking to sell or license the remaining needle-free technology that Equidyne holds through ongoing discussions and negotiations with potential bidders, or otherwise utilize such technology in a strategic transaction; and

     Seeking new business opportunities, investments and acquisitions -- Your Board, with the assistance of Cypress Associates LLC ('Cypress'), Equidyne's independent financial advisor and investment banker, is currently evaluating business opportunities and strategic alternatives designed to enhance stockholder value. See ' -- Your Board's Plan to Enhance Stockholder Value' below.

---------
(1) See Equidyne's Quarterly Report on Form 10-QSB for the quarter ended January 31, 2002 filed with the SEC on March 18, 2002.

(2) See Equidyne's Quarterly Report on Form 10-QSB for the quarter ended April 30, 2003 filed with the SEC on June 13, 2003.

    In addition to the foregoing, during the last 19 months, your Board and Equidyne's current executive management team have:

     resolved contractual matters with Rosch partly arising in connection with a licensing agreement with Pharmacia AB which resulted in the receipt of a licensing fee and profit participation totaling $265,000;

     renegotiated Equidyne's long-term contractual manufacturing commitments entered into by prior management thereby mitigating significant liabilities and allowing Equidyne to take physical possession of production tooling and equipment thereby positioning Equidyne to either sell or otherwise dispose of the equipment;

     settled various litigation claims potentially seeking millions of dollars at a fraction of the total initial amount claimed; and

     improved corporate governance by forming a Nominating and Corporate Governance Committee and by enacting a new Code of Ethics.

    Furthermore, during the last 19 months, your Board and Equidyne's current executive management team have taken the following steps to enhance Equidyne's technology portfolio available for licensing or other strategic transactions:

     completed targeted product development involving disposable injector and pre-filled ampule technology, thereby enhancing Equidyne's technology portfolio available for licensing or other strategic transactions;

     obtained patent protection for the Low-Cost, Disposable Needle-Free Injector System on December 29, 2002;

     filed for patent protection of the Multi-Component Ampule technology in the U.S., and implemented the process of protecting Equidyne's patents in key international markets; and

     obtained 510(k) clearance from the Food and Drug Administration to market the needle-free INJEX 30 System for insulin administration 'over the counter.'

STOCK PERFORMANCE IN NEEDLE-FREE INDUSTRY

    Although our stock price has decreased from $0.95 to $0.50 since new executive management arrived on January 1, 2002, the decline in our stock price has been less than other public needle-free companies during the comparable period as indicated in the following chart.

        COMPARISON TO PERFORMANCE OF OTHER PUBLIC NEEDLE-FREE COMPANIES
          (SINCE NEW EXECUTIVE MANAGEMENT ARRIVED ON JANUARY 1, 2002).

STOCK PRICES           WESTON(1)   ROSCH(2)   BIOJECT(3)   ANTARES(4)   EQUIDYNE(5)
------------           ---------   --------   ----------   ----------   -----------
1/2/02                 `L'2.06     'E'8.21       $12.98       $3.70         $0.95
8/12/03                `L'0.025    'E'0.60       $ 3.65       $1.65         $0.50
% DECLINE                   99%        93%          72%         55%           47%

---------

(1) Based on stock prices from the London Stock Exchange.

(2) Based on stock prices from the Frankfurt Stock Exchange.

(3) Based on stock prices from NASDAQ.

(4) Based on stock prices from NASDAQ.

(5) Based on stock prices from NASDAQ.

YOUR BOARD'S PLAN TO ENHANCE STOCKHOLDER VALUE

    The completion of the foregoing actions has allowed your Board to focus on evaluation of business opportunities and stragegic alternatives designed to enhance stockholder value. As part of its plan to enhance stockholder value, your Board has, and will continue to have, meetings and discussions with its advisors to review and evaluate business opportunities and strategic alternatives. Your Board has been engaged in this process for some time and is committed to completing this evaluation, which includes, but is not limited to, the following potential alternatives:

     A STRATEGIC ACQUISITION;

     A SALE OR MERGER;

     A SALE OR LICENSE OF ASSETS, INCLUDING EQUIDYNE'S NEEDLE-FREE TECHNOLOGY;
     AND

     A LIQUIDATION.

Upon completion of this evaluation, the Board plans to recommend to stockholders or implement the action or actions deemed most likely to enhance stockholder value.

    Recent Board actions to implement further the evaluation process include, but are not limited to, the following:

    At a special meeting of the Board on June 18, 2003, the Board discussed with current executive management the need to engage an independent financial advisor to assist Equidyne in further evaluating business opportunities already under consideration locating other potential business opportunities and evaluating strategic alternatives designed to enhance stockholder value. The Board and current executive management were already engaged in discussions with interested third parties relating to the infusion of cash into Equidyne to help facilitate potential strategic transactions. Discussions were also ongoing with respect to a potential sale or license of assets, including Equidyne's needle-free technology. To assist the Board in this process, the Board authorized current executive management to search for an independent financial advisor and investment bank.

    During the next week, current executive management interviewed several different independent financial advisors and investment banks. With the assistance of Equidyne's special counsel, current management narrowed the choice of independent financial advisors down to two.

    At a special meeting of the Board on June 27, 2003, the Board discussed the two independent financial advisors and unanimously determined to engage Cypress, a New York City based specialty financial services firm providing advisory services across a broad range of disciplines including mergers and acquisitions, fairness opinions, valuations, restructurings and reorganizations, and private placements.

    On June 30, 2003, the Board appointed Harry Yergey as an independent director. Mr. Yergey is an international banking veteran and is currently Senior Vice President and Branch Manager for Commerzbank in Atlanta, Georgia, who oversees major corporate relationships. Mr. Yergey has a degree in economics, is fluent in German and lived abroad for more than 15 years. The Board believes that Mr. Yergey brings substantial value to Equidyne and its stockholders through his valuable global perspective, strong financial insight and ability to aid the Board in its evaluation of business opportunities and strategic alternatives.

    Throughout July and early August 2003, the Board and current executive management have met with Cypress and Equidyne's special counsel to discuss with Cypress potential business opportunities and the parameters of other strategic alternatives.

    The Board discussed with Cypress its desire to explore further the following potential alternatives: strategic acquisition, a sale or merger, a sale or license of assets, including Equidyne's needle-free technology, and a liquidation. Cypress initially presented the Board with approximately 20 potential business opportunities and strategic alternatives, which Cypress subsequently expanded in conjunction with current executive management. Over the course of these meetings, the Board further narrowed its criteria for strategic acquisition or merger candidates based on minimum EBITDA and projected growth targets and maximum price ranges. Since then, the Board, current executive management and Cypress have been engaging in discussions with interested third parties that met the Board's criteria.

    During July 2003, the Board also reviewed a non-binding proposal involving an infusion of cash into Equidyne to better position Equidyne to consummate potential strategic acquisitions and the appointment of investor representation in connection with the cash investment.

    Cypress is nearing completion of a liquidation analysis, which will be compared to the evaluation of other business opportunities and strategic alternatives being considered. In addition, Cypress has reported to the Board that it has significantly narrowed the opportunities to be considered by the Company by focusing on strategic acquisitions meeting the Board's criteria.

    The Board is currently continuing to evaluate all of these alternatives and working with Cypress to complete its examination of these alternatives. At present, the Board has not made any final determination with respect to any of the alternatives listed above. Your Board remains committed to completing this evaluation process with the aim of maximizing stockholder value. Our plans and proposals are subject to a number of risks and uncertainties, some of which are beyond the control of our Board and management. As a result, we cannot guarantee you that our plans or proposals will enhance stockholder value or that any of these transactions will ultimately be consummated.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    At the Meeting, four directors are to be elected. Presently, all directors are elected annually for a one year term expiring at the next Annual Meeting of Stockholders, or until their respective successors are duly elected and qualified.

    It is intended that shares represented by proxies on the WHITE proxy card will be voted for the election of the four nominees named below unless authority to so vote is withheld. The current size of the Board is four directors and all nominees are presently directors of Equidyne. At the 2002 Annual Meeting of Stockholders five persons were elected as directors.

NOMINEES FOR DIRECTORS

    The names and certain information concerning the persons being nominated by the Board to become directors at the Meeting are set forth below. YOUR BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE 'FOR' THIS PROPOSAL 1 ON THE ATTACHED WHITE PROXY CARD TO ELECT EACH OF THE NOMINEES NAMED BELOW. Although each of the persons nominated has consented to serve as a director if elected and your Board has no reason to believe that any of the nominees will be unable to serve as a director, if any nominee withdraws or otherwise becomes unavailable to serve, the persons named as proxies will vote for any substitute nominee designated by the Board.

                                         YEAR
                                        BECAME
       NAME & AGE OF DIRECTOR          DIRECTOR   PRINCIPAL OCCUPATION AND BUSINESS DURING LAST FIVE YEARS
       ----------------------          --------   --------------------------------------------------------
Dr. James R. Gavin, III, 57..........    2000     Dr. Gavin has served as Equidyne's Non-Executive
                                                    Chairman of the Board since July 2001. Dr. Gavin has
                                                    served as the President of the Morehouse School of
                                                    Medicine since July 2002 and was the Senior Scientific
                                                    Officer of Howard Hughes Medical Institute ('HHMI')
                                                    from 1991 to 2002 where he served as Director of the
                                                    HHMI-National Institutes of Health Research Scholars
                                                    Program. From 1989 to 1991, he was the William K.
                                                    Warren Professor for Diabetes Studies at the
                                                    University of Oklahoma Health Sciences Center and
                                                    served as acting chief of the Section on
                                                    Endocrinology, Metabolism and Hypertension. Dr. Gavin
                                                    is Chairman of the National Diabetes Education Program
                                                    and served as past President of the American Diabetes
                                                    Association. Dr. Gavin is a director of Baxter
                                                    International Inc., serves as a reserve officer in the
                                                    U.S. Public Health Service and is a Trustee of Duke
                                                    University, Anastasia Marie Laboratories, Microislets,
                                                    Inc. and the Robert Wood Johnson Foundation, where he
                                                    is the National Program Director of the Minority
                                                    Medical Faculty Development Program. Dr. Gavin is a
                                                    graduate of Livingstone College and holds a Ph.D. in
                                                    biochemistry from Emory University and an M.D. degree
                                                    from Duke University.

Mark C. Myers, 49....................    2002     Mr. Myers has served as Equidyne's President since
                                                    December 2001. Prior to joining Equidyne, Mr. Myers
                                                    was President and Chief Operating Officer of
                                                    Background Information Systems, Inc. from 2000 to 2001
                                                    and was Chief Financial Officer and General Counsel of
                                                    MigraTec, Inc. ('MigraTec') from 1998 to

                                                    2000. Mr. Myers has a Bachelor's Degree in Business
                                                    Administration from Wichita State University and a
                                                    Masters of Business Administration and a Juris
                                                    Doctorate from Southern Methodist University.

Marcus R. Rowan, 42..................    1996     Mr. Rowan has served as Equidyne's Chief Executive
                                                    Officer since December 2001. Mr. Rowan has also served
                                                    as President of Berkshire Interests, Inc., Dallas,
                                                    Texas, a company involved in business consulting and
                                                    financing activities, since 1993. Mr. Rowan was a
                                                    member of the board and served as Vice Chairman of
                                                    MigraTec from 1998 to 2000 and was a member of the
                                                    board of Bluegill Technologies, Inc. from 1997 to
                                                    1999. Mr. Rowan graduated from Hartwick College with a
                                                    Bachelor of Arts Degree.

Harry P. Yergey, 40..................    2003     Mr. Yergey has served as a Senior Vice President and
                                                    Manager for Commerzbank in Atlanta, Georgia,
                                                    overseeing major corporate relationships since
                                                    September 1, 1997, and has been with Commerzbank in a
                                                    variety of positions since 1985. Mr. Yergey graduated
                                                    from Hartwick College with a Bachelor of Arts Degree
                                                    in economics and German.

    There is no family relationship among Equidyne's directors or executive officers.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The following table sets forth information regarding the beneficial ownership of Equidyne's common stock as of August 22, 2003 by persons, other than members of the Board and management of Equidyne, known to Equidyne to own, or deemed to own, beneficially 5% or more of Equidyne's outstanding common stock.

                NAME AND ADDRESS                    STATUS       SHARES*        PERCENTAGE
                ----------------                    ------       -------        ----------
Concord Effekten AG.............................  Stockholder   1,304,133(1)       8.7%
MFC Bancorp Ltd.................................  Stockholder   1,304,233(2)       8.7%
Jim Fukushima...................................  Stockholder   1,206,800(3)       7.9%
Lloyd I. Miller III.............................  Stockholder     863,500(4)       5.8%

---------

 * Includes voting and investment power, except where otherwise noted. The number of shares beneficially owned includes shares each beneficial owner and the group has the right to acquire within 60 days of August 22, 2003, pursuant to stock options, warrants and convertible securities.


(1) Information with respect to Concord was obtained from a Schedule 13D/A filed with the SEC on May 9, 2003 by Concord. The business address of Concord is Grosse Gallusstrasse 9 60311 Frankfurt am Main, Germany. These are the same shares beneficially owned by MFC. On April 30, 2003, MFC and Concord entered into an agreement pursuant to which Concord agreed that, with relation to the Meeting and any other meeting of Equidyne or the adjournment or postponement of any such meeting held prior to June 30, 2004, Concord would provide to MFC, upon request, any proxies or otherwise take such actions as may be required or desirable to allow MFC to vote the common stock of Equidyne owned by Concord at the time of such meeting. In addition to being granted voting rights over the shares held by Concord, MFC was also granted an option to purchase up to 485,844 of the shares held by Concord, which option is exercisable at any time until the earlier of the date that is 60 days after the date of the Meeting or August 31, 2003, for an exercise price of $0.45 per share. MFC was also granted a right of first refusal pursuant to and for the term of the agreement to purchase all, but not less than all, of any shares which Concord proposes to sell to an arm's length purchaser.

(2) Information with respect to MFC was obtained from a Schedule 13D/A filed with the SEC on July 11, 2003 by MFC. The business address of MFC is Floor 21, Millennium Tower, Handelskai 94-96, A-1200, Vienna, Austria. Except for 100 shares which MFC holds directly, these are the same shares beneficially owned by Concord. See footnote 1 above for a description of the terms of the agreement pursuant to which Concord granted MFC the voting rights over these shares.


(3) Information with respect to Mr. Fukushima was obtained from a Schedule 13D filed with the SEC on January 14, 2001. The business address of Mr. Fukushima and HNS is 17662 Irvine Blvd., Suite #20 Tustin, CA 92720. Mr. Fukushima was previously a director of Equidyne. Mr. Fukushima resigned from the Board on July 25, 2003. Includes 899,800 shares held by HNS International, Inc. in which Mr. Fukushima is the sole stockholder and options exercisable for 307,000 shares of common stock.


(4) Information with respect to Mr. Miller was taken from a Schedule 13G filed by Mr. Miller on January 17, 2003. The address of Mr. Miller is 4550 Gordon Drive, Naples, Florida 34102. Mr. Miller shares dispositive and voting power with respect to 361,600 shares of common stock.

                         BOARD AND MANAGEMENT OWNERSHIP

    The following table sets forth certain information as to the beneficial ownership of Equidyne's common stock as of August 22, 2003 for (i) each director and nominee, including Marcus R. Rowan, Chief Executive Officer, and Mark C. Myers, President and Secretary; (ii) the 'Named Executive Officers' as defined in Item 402 of Regulation S-K; and (iii) all directors and nominees, and executive officers as a group (5 persons). Information with respect to beneficial ownership is based upon information furnished to Equidyne by each security holder.



         NAME AND ADDRESS                         STATUS                 SHARES*       PERCENTAGE
         ----------------                         ------                 -------       ----------
Dr. James R. Gavin, III...........  Director and Non-Executive            155,000(1)       1.0%
                                      Chairman
Harry P. Yergey...................  Director                                7,000(2)         0%
Marcus R. Rowan...................  Chief Executive Officer             1,214,550(3)       7.6%
                                      and Director
Mark C. Myers.....................  President and Director                385,000(4)       2.5%
Jeffery B. Weinress...............  Chief Financial Officer               120,313(5)       0.8%
All executive officers and
  directors as a group (5
  persons)........................                                      1,882,363(6)      11.3%

---------

 * Includes voting and investment power, except where otherwise noted. The number of shares beneficially owned includes shares each beneficial owner and the group has the right to acquire within 60 days of August 22, 2003 pursuant to stock options, warrants and convertible securities.

(1) Includes options for 155,000 shares of common stock. The business address of Dr. Gavin 720 Westview Drive S.W. Atlanta, GA 30310-1495. Dr. Gavin does not own any shares of common stock of record.

(2) Includes options for 7,000 shares of common stock. The business address for Mr. Yergey is 1230 Peachtree Street NE, Atlanta, GA 30309. Mr. Yergey does not own any shares of common stock of record.

(3) Includes options for 1,066,250 shares of common stock. The business address of Mr. Rowan is 4514 Travis Street, Suite 328, Dallas, Texas 75205.
    Mr. Rowan owns 148,300 shares of common stock of record.

(4) Includes options for 385,000 shares of common stock. The business address of Mr. Myers is 4514 Travis Street, Suite 328, Dallas, Texas 75205. Mr. Myers does not own any shares of common stock of record.

(5) Includes options for 120,313 shares of common stock. The business address of Mr. Weinress is 11300 Sorrento Valley Road, Suite 255, San Diego, California 92121. Mr. Weinress does not own any shares of common stock of record.

(6) Includes options for common stock listed in notes 1, 2, 3, 4 and 5 above.

                    PARTICIPANTS IN EQUIDYNE'S SOLICITATION

    Under applicable regulations of the SEC, each of the directors and nominees and officers of Equidyne is deemed a 'participant' in Equidyne's solicitation of proxies. The following information about each director is provided under 'Proposal 1 -- Election of Directors' and 'Board and Management Ownership': name, business address, principal occupation and the name and principal business of the organization in which the director's employment is carried on.

    No participant has been convicted in a criminal proceeding (excluding traffic violations) during the past ten years.

TRANSACTIONS IN OUR COMMON STOCK DURING THE PAST TWO YEARS

    None of the participants in Equidyne's solicitation have made any purchases or sales of Equidyne's common stock during the last two years except for the grant of options for common stock.

                        BOARD AND COMMITTEE INFORMATION

BOARD MEETINGS AND COMMITTEES

    The Board of Equidyne held a total of 17 meetings during fiscal 2002 and 17 meetings during fiscal 2003, including actions by unanimous written consent. During fiscal 2002 and 2003, no Director attended fewer than 75% of the total number of meetings of the Board and applicable committee meetings during the time such Director served on the Board or the applicable committee. During fiscal 2002 and 2003, the Board had three standing committees: an Audit Committee, an Executive Committee and a Compensation Committee. In addition, the Board established a Nominating and Corporate Governance Committee.

    Audit Committee. Pursuant to its charter, which is attached hereto as Appendix A, the Audit Committee oversees Equidyne's accounting and financial reporting policies and internal controls, reviews annual audit reports and management letters and determines the appointment or termination of independent auditors. All members of the Audit Committee are 'independent' (as is defined in the current American Stock Exchange listing standards). The Audit Committee currently consists of Mr. Yergey (Chairman) and Dr. Gavin. The Audit Committee held a total of 4 meetings during fiscal 2002 and 5 meetings during fiscal 2003, including actions by written consent.

    Compensation Committee. The Compensation Committee recommends to the Board the compensation of directors and officers of Equidyne, oversees the administration of Equidyne's stock option plans and performs such other duties regarding compensation for employees and consultants as the Board may delegate from time to time. The Compensation Committee currently consists of Mr. Yergey and Dr. Gavin (Chairman). The Compensation Committee held a total of 3 meetings during fiscal 2002 and 4 meetings during fiscal 2003, including actions by written consent.

    Nominating and Corporate Governance Committee. On June 18, 2003, the Board established a Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is composed of at least two directors who are independent under applicable laws and regulations. Pursuant to its charter, which is attached hereto as Appendix B, the Nominating and Corporate Governance Committee is responsible for developing the criteria for selection of new director positions, defining qualifications for candidates, evaluating qualified candidates, recommending candidates to the Board for election as directors and proposing a slate of directors for election by stockholders at each annual meeting. The Nominating and Corporate Governance

Committee is also responsible for developing, recommending and monitoring its corporate governance principles. The Nominating and Corporate Governance Committee is responsible for developing and overseeing an annual self-examination program for the Board and its Committees. The Nominating and Corporate Governance Committee currently consists of Mr. Yergey and Dr. Gavin. The Nominating and Corporate Governance Committee did not hold any meetings during fiscal 2003.

NON-EMPLOYEE DIRECTOR COMPENSATION

    Non-employee Directors receive stock options for (a) 1,000 shares under Equidyne's stock option plans for each meeting attended telephonically and written consents and (b) 2,000 shares under Equidyne's stock option plans for each meeting attended in person. In addition, non-employee Directors receive stock options for 2,500 shares for each annual meeting of stockholders that they attend in person. Such options vest immediately and have a life of five to ten years from the date of grant. In addition, Dr. Gavin has received $6,000 per month compensation for his services as Non-Executive Chairman of the Board since August 1, 2001. Mr. Yergey receives $2,083 per month for his services as a Board member. All non-employee directors are reimbursed for reasonable travel expenses.

REPORT OF THE AUDIT COMMITTEE


    The Audit Committee, pursuant to its Charter, oversees Equidyne's financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements contained in Equidyne's Annual Reports on Form 10-KSB for the fiscal years ended July 31, 2002 and 2003, including a discussion of the quality, not just the acceptability, of the accounting principles and Equidyne's capital accounting policies, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee is comprised solely of independent directors as defined by the current listing standards of the American Stock Exchange. Equidyne believes Mr. Yergey qualifies as a member with financial expertise as required by Item 309 of Regulation SB.


    The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments on the quality, not just the acceptability, of Equidyne's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee discussed with the independent auditors, the auditors' independence from management and Equidyne, including the matters in the written disclosures required by the Independence Standards Board.

    The Audit Committee discussed with Equidyne's independent auditors the overall scope and plans for the audit. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of Equidyne's internal controls, and the overall quality of Equidyne's financial reporting.

    The Audit Committee reviewed and discussed the audited financial statements with management. The Audit Committee discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), as may be modified or supplemented. The Audit Committee received the written disclosures and the letter from the independent public accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, 'Independence Discussions with Audit Committees'), as may be modified or supplemented, and discussed with the independent auditors their independence.

    In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board approved) that the audited financial statements be included in the Annual Report on Form 10-KSB for the fiscal years ended July 31, 2002 and 2003 for filing with the SEC. The Audit Committee and the Board also recommended, and, if needed, subject to Board or stockholder approval, the selection of Equidyne's independent auditors.

                                          HARRY P. YERGEY, Audit Committee Chair

                                          DR. JAMES R. GAVIN, III, Audit
                                          Committee Member


August 22, 2003

                EXECUTIVE COMPENSATION AND EMPLOYMENT AGREEMENTS

SUMMARY COMPENSATION TABLE

    The following table sets forth certain information concerning all cash and non-cash compensation awarded to, earned by, or paid to, Equidyne's Chief Executive Officer and the other executive officers whose total compensation was in excess of $100,000 during the fiscal year ended July 31, 2003:

                                                                                        LONG-TERM
                                                  ANNUAL COMPENSATION                  COMPENSATION
                                       ------------------------------------------   ------------------
                                                                                          AWARDS
                                                                                    ------------------
                                       FISCAL                        OTHER ANNUAL       SECURITIES
NAME AND PRINCIPAL POSITION             YEAR     SALARY     BONUS    COMPENSATION   UNDERLYING OPTIONS
---------------------------             ----     ------     -----    ------------   ------------------
Marcus R. Rowan......................   2003    $256,425   $99,026     $ --              450,000
  Chief Executive Officer(1)            2002     144,231    66,667      124,000(2)       750,000
                                        2001       --        --          12,000          --

Mark C. Myers........................   2003     194,615    74,167       --              180,000
  President(3)                          2002     109,615    50,000       --    (4)       300,000

Jeffery B. Weinress..................   2003     174,144     5,000       --               75,000
  Chief Financial Officer(5)            2002     153,577     5,000        5,000(6)       125,000

---------

(1) Mr. Rowan was appointed Chief Executive Officer in December 2001.

(2) Other compensation consists of amounts paid related to his services as a Director of the Company prior to his employment in December 2001.

(3) Mr. Myers was appointed President in December 2001.

(4) From June 2001 to December 2001, Mr. Myers served as a consultant to the Board from which he was paid approximately $73,500.

(5) Mr. Weinress was appointed Chief Financial Officer in August 2001.

(6) Other compensation for Mr. Weinress consists of certain relocation payments made pursuant to his Employment Letter.

OPTION GRANTS

    The following table sets forth certain information regarding grants of stock options made during the fiscal year ended July 31, 2003 to the named executive officers.

                                                              INDIVIDUAL GRANTS
                                      -----------------------------------------------------------------
                                                          % OF TOTAL
                                         NUMBER OF          OPTIONS
                                        SECURITIES        GRANTED TO
                                        UNDERLYING         EMPLOYEES      EXERCISE OR
                                          OPTIONS          IN FISCAL      BASE PRICE
                NAME                      GRANTED           YEAR(1)        ($/SHARE)    EXPIRATION DATE
                ----                      -------           -------        ---------    ---------------
Marcus R. Rowan.....................      450,000             40%            $0.34        January 2013
Mark C. Myers.......................      180,000             16%            $0.34        January 2013
Jeffery B. Weinress.................       75,000              7%            $0.31       December 2012

---------

(1) Based on an aggregate of 1,128,500 options granted by Equidyne to employees and directors in the fiscal year ended July 31, 2003.

STOCK OPTION PLANS

    In May 2002, Equidyne's stockholders approved the 2002 Long Term Incentive and Share Award Plan providing for the issuance of up to 1,000,000 shares of Equidyne's common stock. The plan is administered by the Board or, at its request, an Option Committee. Options granted under this plan would be either incentive stock options or non-qualified stock options which would be granted to employees, officers, directors or consultants of Equidyne. Options are exercisable as determined at the time of grant, and the exercise price of all the options cannot be less than the fair market value at the date of grant.

    In October 1996, Equidyne's stockholders approved the 1996 Stock Option Plan providing for the issuance of up to 300,000 shares of the Company's Common Stock, which amount was increased to 700,000 shares in December 1999, and then to 1,500,000 shares in January 2001. The 1996 Stock Option Plan is administered by the Board or, at its request, an Option Committee. Options granted under this plan are either incentive stock options or non-qualified stock options which would be granted to employees, officers, directors and other persons who perform services for or on behalf of Equidyne and its subsidiaries. Options are exercisable as determined at the time of grant except options to officers or directors which may not vest earlier than six months from the date of grant, and the exercise price of all the options cannot be less than the fair market value at the date of grant.

    As of July 31, 2003, options for an aggregate of 1,551,264 shares were granted under these plans, of which options for 108,972 shares were exercised and options for 1,424,375 remaining outstanding. The 1,424,375 outstanding options have an exercise price ranging from $0.31 to $7.00 per share and expire from August 2003 through July 2013. As of July 31, 2003, 966,653 options remain available for future issuance.

AGGREGATE OPTION EXERCISES IN FISCAL 2003 AND FISCAL YEAR-END OPTION VALUES

    The following table provides information on options exercised during the fiscal year ended July 31, 2003, and the value of unexercised stock options owned by the executive officers named in the Summary Compensation Table as of July 31, 2003.


                              SHARES                                                  VALUE OF UNEXERCISED
                             ACQUIRED      VALUE        NUMBER OF UNEXERCISED         IN-THE-MONEY OPTIONS
           NAME             ON EXERCISE   REALIZED    OPTIONS AT JULY 31, 2003         AT JULY 31, 2003(1)
           ----             -----------   --------   ---------------------------   ---------------------------
                                                     EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                                                     -----------   -------------   -----------   -------------
Marcus R. Rowan...........     --           --         965,000        360,000         56,250         11,250
Mark C. Myers.............     --           --         347,000        133,000         22,500          4,500
Jeffery B. Weinress.......     --           --         103,125         96,875          5,906          7,594

---------

(1) Fair market value of the Common Stock on the last trading date of the fiscal year ended July 31, 2003, less the applicable exercise prices, multiplied by the number of shares underlying the options.

EQUITY COMPENSATION PLAN INFORMATION

    The following table summarizes the equity compensation plans under which the Company's securities may be issued as of July 31, 2003. The securities that may be issued consist solely of the Company's Common Stock:

                                                                                               NUMBER OF
                                                                                               SECURITIES
                                                                                               REMAINING
                                                    NUMBER OF                                AVAILABLE FOR
                                                SECURITIES TO BE           WEIGHTED-        FUTURE ISSUANCE
                                                     ISSUED                 AVERAGE           UNDER EQUITY
                                                  UPON EXERCISE        EXERCISE PRICE OF   COMPENSATION PLANS
                                                 OF OUTSTANDING           OUTSTANDING          (EXCLUDING
                                                    OPTIONS,               OPTIONS,            SECURITIES
                                                    WARRANTS               WARRANTS         REFLECTED IN THE
               PLAN CATEGORY                       AND RIGHTS             AND RIGHTS         FIRST COLUMN)
               -------------                       ----------             ----------         -------------
Equity compensation plans approved by
  security holders.........................         1,424,375                $0.63              966,653
Equity compensation plans not approved by
  security holders.........................         1,395,000                $1.70              --
                                                    ---------                -----              -------
    Total..................................         2,819,375                $1.16              966,653
                                                    ---------                -----              -------
                                                    ---------                -----              -------

NON-PLAN OPTIONS AND WARRANTS

    From time to time the Company has issued non-qualified stock options and warrants to key employees, directors and consultants of the Company. Such options and warrants carry features similar to the Company's Plans, however, such options and warrants provide certain accelerated vesting and expiration features which do not coincide with the Company's stockholder approved Plans.

EMPLOYMENT AGREEMENTS

    Marcus R. Rowan. On December 26, 2001, we entered into an employment agreement with Marcus Rowan, pursuant to which Mr. Rowan serves as our Chief Executive Officer. On January 28, 2003, we amended certain terms of Mr. Rowan's original employment agreement. The amended agreement provides that Mr. Rowan's annual base salary be increased from $250,000 to $260,500 per year, subject to annual increases based on a number of factors including job performance and inflation, and an annual bonus, both determinable by the Compensation Committee. The agreement further provides that Mr. Rowan is entitled to customary employee benefits. In addition, Mr. Rowan was paid a bonus of $102,583, of which $51,915.50 paid was paid immediately with the balance being paid in three equal installments during 2003 contingent upon continued employment. Mr. Rowan's employment may be terminated by him or by us at any time for any reason, with or without 'cause' or 'good reason.' If Mr. Rowan is terminated without 'cause' or terminates for 'good reason,' he is entitled to a severance payment equal to six full months of his base salary, as in effect at the time of termination, plus insurance benefits until the earlier of (i) the expiration of 12 months following the date of termination, (ii) the expiration of continuation of coverage and (iii) the date on which he receives substantially equivalent coverage.

    Upon joining us, Mr. Rowan received options to purchase 750,000 shares of our common stock, including options with respect to 90,000 shares governed by our 1996 Stock Option Plan and options with respect to 660,000 shares governed by the terms and conditions set forth in a separate stock option agreement. In addition, Mr. Rowan was granted an additional option to purchase 450,000 shares of our common stock under our 2002 Long Term Incentive and Share Award Plan. In the event of a 'change in control,' all options granted to Mr. Rowan which have not already vested will vest and are exercisable for the remainder of the term of such options.

    Mark C. Myers. On December 26, 2001, we entered into an employment agreement with Mark Myers, pursuant to which Mr. Myers serves as our President. On
January 28, 2003, we amended certain terms of Mr. Myer's employment agreement. The amended agreement provides that Mr. Myers' annual base salary be increased from $190,000 to $198,000 per year, subject to annual increases based on a number of factors including job performance and inflation, and an annual bonus, both determinable by the Compensation Committee. The agreement further provides that Mr. Myers is entitled to customary employment benefits. In addition, Mr. Myers was paid a bonus of $77,000, of which $38,500 was paid immediately with the balance being paid in three equal installments during 2003 contingent upon continued employment. Mr. Myers's employment may be terminated by him or by us at any time for any reason, with or without 'cause' or 'good reason.' If Mr. Myers is terminated without 'cause' or terminates for 'good reason,' he is entitled to a severance payment equal to six full months of his base salary, as in effect at the time of termination, plus insurance benefits until the earlier of (i) the expiration of 12 months following the date of termination, (ii) the expiration of continuation of coverage and (iii) the date on which he receives substantially equivalent coverage.

    Upon joining us, Mr. Myers received options to purchase 300,000 shares of our common stock, including options with respect to 90,000 shares governed by our 1996 Stock Option Plan and options with respect to 210,000 shares governed by the terms and conditions set forth in a separate stock option agreement. In addition, Mr. Myers was granted an additional option to purchase 180,000 shares of our common stock under the 2002 Long Term Incentive and Share Award Plan. In the event of a 'change in control,' all options granted to Mr. Myers which have not already vested will vest and are exercisable for the remainder of the term of such options.

    Jeffery Weinress. On August 13, 2001, we entered into an employment agreement with Jeffery Weinress, pursuant to which Mr. Weinress will serve as Chief Financial Officer. On January 28, 2003, we amended certain terms of Mr. Weinress's employment agreement. The amended agreement provides that Mr. Weinress' annual base salary be increased from $165,000 to $175,000 per year, subject to annual adjustment after review by the Compensation Committee. The agreement further provides that Mr. Weinress is entitled to customary employee benefits, including up to $5,000 for relocation expenses. In addition, Mr. Weinress was paid a bonus of $5,000 in 2002. Mr. Weinress's employment may be terminated by him or by us at any time, with or without 'cause' and with or without notice. If Mr. Weinress is terminated without 'cause,' he is entitled to a severance payment equal to six full months of his base salary, as in effect at the time of termination, and he is entitled to exercise the option to sell all shares that would otherwise have vested during the nine months following termination.

    Upon joining us, Mr. Weinress received options to purchase 125,000 shares of our common stock under our 1996 Stock Option Plan. These options vest on a quarterly basis at the rate of 12,500 shares per quarter through September 1, 2004. In the event of a change of ownership and Mr. Weinress's subsequent termination without 'cause,' all of such unvested options will immediately become exercisable. In addition, Mr. Weinress was granted an additional option to purchase 75,000 shares of our common stock under the 2002 Long Term Incentive and Share Award Plan. In the event of a 'change in control,' such options granted to Mr. Weinress which have not already vested will vest and are exercisable for the remainder of the term of such options.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee currently consists of Mr. Yergey and Dr. Gavin (Chairman). None of the members of the Compensation Committee are also employees or officers of Equidyne and no executive officer of Equidyne serves as a member of the Board or Compensation Committee of any entity which has one or more executive officers serving as a member of the Equidyne's Board or Compensation Committee.

                      REPORT OF THE COMPENSATION COMMITTEE

    The Compensation Committee administers Equidyne's compensation programs and policies applicable to its executive officers and key personnel. During fiscal 2002, the Compensation Committee was composed of three independent members of the Board, Mr. Davenport, Dr. Gavin and Mr. Rowan. Mr. Rowan resigned from the Compensation Committee in December 2001, effective upon his appointment as Chief Executive Officer of Equidyne. Mr. Davenport resigned from the Compensation Committee upon his resignation from the Board in February 2003. After Mr. Davenport resigned, Mr. Yergey was appointed to the Compensation Committee. The Compensation Committee currently consists of two independent members of the Board, Mr. Yergey and Dr. Gavin. The Compensation Committee meets as required and is responsible for reviewing all significant employment actions, as well as setting the salaries, levels of incentive awards, and stock options for the officers and key personnel of Equidyne. The Compensation Committee is chartered to review and approve the various officer and general employee compensation and benefits philosophy, strategy and program design. It oversees the administration of Equidyne's stock option plans, and performs such other duties regarding compensation for executives and key employees as the Board may delegate from time to time. The Compensation Committee held 3 meetings during fiscal 2002 and 4 meetings during fiscal 2003, including actions taken by unanimous written consent.

    Equidyne's executive compensation program reflects input from executive management. The Compensation Committee or the Board reviews such proposals concerning executive compensation and makes a final determination concerning the scope and nature of compensation arrangements. The actions of the Compensation Committee are reported to the full Board of Equidyne.

    Equidyne believes it important that its stockholders understand Equidyne's philosophy regarding executive compensation, and how this philosophy manifests itself in Equidyne's various compensation plans.

PHILOSOPHY

    All of Equidyne's compensation programs are designed to attract and retain key employees, motivating them to achieve and rewarding them for superior company performance. Different programs are geared to short and longer term performance with the goal of increasing stockholder value over the long term.

    Executive compensation programs impact all employees by setting general levels of compensation and helping to create an environment of goals, rewards and expectations. Because Equidyne believes the performance of every employee is important to the success of Equidyne, it is mindful of the effect of its executive compensation and incentive programs on all employees.

    The Compensation Committee and the Board believe that the compensation of Equidyne's executives should reflect their success in achieving strategic objectives and attaining key operating objectives. The Compensation Committee believes that the performance of Equidyne's executives in the management of Equidyne, considered in the light of general economic and specific company, industry and competitive conditions, should be the basis for the determination of executive compensation, bonuses and stock option awards. It believes executive compensation should not be based on the short-term performance of Equidyne's stock, whether favorable or unfavorable, but rather that the price of Equidyne's stock will, in the long-term, reflect the operating performance of Equidyne, and ultimately, the management of Equidyne by its executives. Equidyne seeks to have the long-term performance of Equidyne's stock reflected in executive compensation through Equidyne's stock option and other equity incentive programs.

    Executive compensation is broken into the following components (base salaries, stock options and other incentive compensation):

        (1) Base Salaries. Base salaries for executive management and officers of Equidyne are intended to be competitive for executive officers with comparable qualifications, experience and responsibilities at companies of similar market capitalization and revenue levels. The base salaries are also intended to recognize individual achievements and assist Equidyne in attracting and retaining qualified executives.

        The base salaries of Equidyne's executive officers and subsequent adjustments to base salaries are determined relative to the following factors: (1) the strategic importance to Equidyne of the executive officer's job function; (2) the individual's performance in his or her position; and
    (3) the individual's potential to make a significant contribution to Equidyne in the future. The Compensation Committee believes that all of these factors are important and the relevance of each factor varies from individual to individual.

        (1) Stock Options. The Compensation Committee and the Board believe that equity ownership by executive officers provides incentive to build stockholder value and aligns the interests of officers with the stockholders. The Compensation Committee typically recommends or awards an option grant upon hiring executive officers, subject to a maximum four-year vesting schedule. After the initial stock option grant, the Compensation Committee considers additional grants, under the stock option plans. Options are granted at the current market price for Equidyne's common stock and, consequently, have value only if the price of the common stock increases over the exercise price for the period during which the option is exercisable. The size of the initial grant is usually determined with reference to the position and qualifications of the officer and the contribution the officer is expected to make to Equidyne. In determining the size of the periodic grants, the Compensation Committee considers prior option grants to the officer, independent of whether the options have been exercised, the executive's past performance and his or her expected future contributions. The Compensation Committee believes that periodic option grants provide incentives for executive officers to remain with Equidyne.

        (2) Bonus Program. Cash bonuses are awarded periodically as appropriate. The bonus awards are based on the performance of Equidyne as well as the individual with respect to specific goals and contributions to Equidyne's performance and strategic progress. All executive officers are eligible to receive incentive bonus compensation on a discretionary basis as determined by the Compensation Committee or Board.

        The Compensation Committee or the Board oversees all of Equidyne's bonus plans by evaluating and approving each plan's design as well as the targets and objectives to be met by Equidyne and its executive officers and the amount of incentive payable for specified attainment of those targets and objectives. The Compensation Committee or the Board periodically determines the extent to which the targets and objectives have been met and awards incentive payments accordingly. In addition, the Compensation Committee or the Board reviews and approves all significant discretionary bonuses proposed by Equidyne's executive management.

        (1) Executive Officer Compensation. The salary and other incentive compensation of the Chief Executive Officer and other executive officers and key personnel is set by and subject to the discretion of the Board or the Compensation Committee with Board of Director approval.

    The Compensation Committee currently does not have a policy that requires Equidyne's executive compensation programs to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code, which disallows a tax deduction for public companies for compensation in excess of $1 million paid to the corporation's Chief Executive Officer and four other most highly paid executive officers. The design and administration of Equidyne's stock option plans qualify under Section 162(m) of the Internal Revenue Code as performance-based compensation. However, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that do not comply with the exemptions in Section 162(m) when the Compensation Committee believes that such payments are appropriate and in the best interests of the stockholders, after taking into consideration changing business conditions or the officer's performance.

                                  DR. JAMES R. GAVIN, III, Compensation
                                  Committee Chair

                                  HARRY P. YERGEY, Compensation Committee Member


August 22, 2003

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 (the 'Exchange Act'), as amended, requires Equidyne's officers and directors, and persons who beneficially own more than 10% of a registered class of Equidyne's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such officers, directors and 10% stockholders are also required by SEC rules to furnish Equidyne with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or representations from certain reporting persons, Equidyne believes Equidyne's current executive officers and directors are currently in compliance with all of their Section 16(a) filing requirements, with the exception of Harry Yergey, who inadvertently filed a Form 3 10 days late and a Form 4, for a grant of options on June 30, 2003, 17 days late.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    None.

                                   PROPOSAL 2
                         INDEPENDENT PUBLIC ACCOUNTANTS

    The Audit Committee of the Board has selected KBA Group LLP, Dallas, Texas ('KBA'), as Equidyne's independent public accountants for the fiscal year ending July 31, 2003. KBA has served as Equidyne's independent accountants, through its predecessor entity King Griffin & Adamson P.C., (the 'KGA Group') since December 2001, succeeding Ernst & Young LLP ('E&Y') which had audited the consolidated financial statements of Equidyne for the years ended July 31, 2001 and 2000.

    Effective March 1, 2003, Equidyne's independent public accountants, the KGA Group merged with BDA&K Business Services, Inc. and formed a new entity, KBA Group LLP. Accordingly, on March 1, 2003, the KGA Group resigned to allow its successor entity KBA Group LLP to be engaged as Equidyne's independent public accountants. The personnel that Equidyne has interfaced with at the KGA Group are now employees of KBA Group LLP.

    In connection with its audit for the 2002 fiscal year and through February 28, 2003, there were no disagreements with the KGA Group on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of the KGA Group, would have caused the KGA Group to make reference thereto in their report on the financial statements for such year or such interim periods.

    The Company's accountants did not issue adverse opinions or disclaimers of opinions, with respect to the audits of the Company's financial statements in fiscal 2002 or fiscal 2001 and such opinions were not qualified or modified as to uncertainty, audit scope or accounting principles.

    Representatives of KBA have been invited to the Meeting where such representatives will be provided with an opportunity to make a statement. They will also be available to answer appropriate questions from stockholders.

    Stockholder ratification is not required for the selection of KBA, since the Audit Committee has the responsibility for selecting Equidyne's independent auditors. The selection, however, is being submitted to the stockholders for ratification at the Meeting as a matter of good corporate practice. If the appointment of KBA is not ratified by the Stockholders, the Audit Committee will reevaluate its decision to approve the engagement of KBA. YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE 'FOR' THIS PROPOSAL 2 TO RATIFY THE APPOINTMENT OF KBA GROUP LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR FISCAL 2003.

AUDIT FEES

    During the fiscal years ended July 31, 2002 and 2003, the aggregate fees billed for professional services rendered by KBA and the KGA Group for the audit of Equidyne's annual financial statements for the fiscal years ended July 31, 2002 and 2003, and for the reviews of the financial statements included in Equidyne's Quarterly Reports on Form 10-QSB for such fiscal years, were approximately $30,000 and $62,000, respectively.

AUDIT RELATED FEES

    KBA and the KGA Group did not render professional services in connection with registration statements during the fiscal years ended July 31, 2002 and 2003.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

    KBA and the KGA Group did not render professional services relating to financial information systems design and implementation for the fiscal years ended July 31, 2002 and 2003.

ALL OTHER FEES

    The aggregate fees billed by KBA and the KGA Group for services rendered to Equidyne, other than the services described above under 'Audit Fees' for the fiscal years ended July 31, 2002 and 2003 were $21,000 and $17,000, respectively. These fees related to tax services, tax planning and consulting and research.

    The Audit Committee has determined that the provision of services described above was compatible with maintaining KBA's independence.

                                   PROPOSAL 3
               GRANT AUTHORITY TO ADJOURN THE MEETING TO SOLICIT
                               ADDITIONAL PROXIES

    On August 13, 2003, the Delaware Court of Chancery granted an order pursuant to Section 211 directing that Equidyne hold its 2003 annual meeting for the election of directors on September 9, 2003. Because the Court has issued an order under Section 211, the statutory quorum for the Meeting shall consist of the shares of stock represented at the meeting, either in person or by proxy, whether or not such shares constitute a quorum under the Company's bylaws or certificate of incorporation. On August 20, 2003, Equidyne and MFC each filed with the Delaware Court of Chancery a proposed form of order in connection with the Section 211 action. MFC's proposed order stipulates that the Meeting be held on September 9, 2003 without continuance, adjournment, postponement or rescheduling except for the purpose of tabulating proxy votes. Equidyne's proposed order does not contain a similar stipulation.

    Your Board does not currently have any intention to adjourn the Meeting and would do so only if not prohibited by the Delaware Court of Chancery. Your Board does believe, however, that it is in the best interests of the Company and its stockholders for the Board to retain the flexibility to adjourn the Meeting, if not prohibited by the Delaware Court of Chancery, to solicit additional proxies.

                                   PROPOSAL 4
                                 BYLAW PROPOSAL

    As you are most likely aware, MFC, a merchant bank with offices in Vienna and Berlin, has acquired voting control of shares held by Concord Effekten AG and has proposed to adopt a stockholders' proposal to repeal any amendments to Equidyne's Bylaws on or after May 1, 2003 through the Meeting. Your Board does not currently have any intention to amend the Bylaws. Your Board believes it is in the best interests of the Company and its stockholders for the Board to retain the flexibility to amend the Bylaws if necessary, particularly in circumstances which would protect investors or maximize shareholder value. The approval of the Bylaw Proposal would result in the repeal of any amendment to the Bylaws adopted by the Board since May 1, 2003, including those which may be in the best interests of the Company and its stockholders. The Bylaws were last amended on January 21, 2003 and filed as Exhibit 3.2 to the Company's Current Report on Form 8-K on January 27, 2003. According to the MFC Proxy, MFC acquired beneficial ownership of its shares of the Company with full knowledge of the last amendments to the Bylaws on January 27, 2003 and MFC has not sought to repeal the January 21, 2003 Bylaw amendments.

    Equidyne intends to distribute to the stockholders of Equidyne, supplemental materials in the event that the Board of Directors of Equidyne amends the Bylaws after the date of its definitive proxy statement which are the subject of the Bylaw Proposal.

    YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE 'AGAINST' THIS PROPOSAL 3 TO ADOPT THE BYLAW PROPOSAL.

                               PROXY SOLICITATION

    Equidyne will bear the cost of this solicitation of proxies, which is estimated to be $100,000. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, telegram, facsimile, advertisements in periodicals and postings on Equidyne's website, www.equidyne.com. Equidyne has hired MacKenzie Partners, Inc. to assist in the distribution of proxy materials and solicitation of votes for an estimated fee of $75,000 plus out-of-pocket expenses, $10,000 of which has been paid as of the date hereof. Equidyne will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders. In addition, the directors, officers and employees of Equidyne and its subsidiaries may solicit proxies for which they will receive no special compensation.

                 STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

    Stockholder proposals to be included in Equidyne's proxy materials for the next Annual Meeting of Stockholders must be received at Equidyne's principal executive offices not later than May 12, 2004. In addition, all stockholder proposals for inclusion in Equidyne's proxy materials for the next Annual Meeting of Stockholders must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934.

    With respect to any other stockholder proposals, the By-Laws of Equidyne currently provide that no business, including the nomination for election as a director, may be brought before an annual meeting unless a stockholder of record has given written notice of the business to Equidyne and the notice has been received by Equidyne at its principal executive offices not less than 60 days and not more than 90 days prior to the date of the annual meeting (or, if less than 50 days' notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, not later than the close of business on the tenth day following the date on which such notice of the date of the annual meeting was mailed or such public disclosure was made). Such notice must contain certain information specified in Equidyne's By-Laws. A copy of Equidyne's By-Laws (as such may be amended from time to time) may be obtained from the Secretary of Equidyne at the address set forth on the first page of this Proxy Statement.

                                 OTHER BUSINESS

    As of the date of this Proxy Statement, Equidyne does not intend to bring any other matter before the Meeting requiring action of the stockholders. Other than the proposals set forth in the MFC Proxy, Equidyne does not know of any other business to be considered at the Meeting. However, if any other matter requiring the vote of the stockholders properly comes before the meeting, it is the intention of the proxies named on the back of the WHITE proxy card to vote the proxy in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with their judgment in the interest of Equidyne.

                          ANNUAL REPORT ON FORM 10-KSB


    The Annual Report (the 'Annual Report') on Form 10-KSB/A for the fiscal year ended July 31, 2003, in the form filed with the SEC, which includes financial statements, are being furnished to holders of Equidyne's common stock on the Record Date concurrently with this Proxy Statement. Equidyne will provide the Annual Report without charge to each beneficial holder of its common stock on the Record Date who did not receive such Annual Report on the written request of such person. Any such request should be made in writing to the Secretary of Equidyne at the address set forth on the first page of this Proxy Statement. The Annual Report does not form any part of the material for solicitations of proxies.


    The WHITE proxy card and this Proxy Statement have been approved by the Board and are being mailed and delivered to holders of Equidyne Common Stock on the Record Date by its authority.

                                          By Order of the Board of Directors

                                          MARK C. MYERS
                                          Secretary


August 22, 2003



    STOCKHOLDERS ARE URGED TO DATE, SIGN AND RETURN THE ENCLOSED WHITE PROXY IN THE ENCLOSED ENVELOPE. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED. DISCARD ANY GREEN PROXY CARDS THAT ARE SENT TO YOU BY MFC. THE BOARD URGES YOU NOT TO MAIL, SIGN OR VOTE ANY GREEN PROXY CARDS SENT TO YOU BY MFC EVEN AS A VOTE OF PROTEST BECAUSE A SUBMISSION OF A GREEN PROXY CARD WILL REVOKE YOUR PREVIOUSLY VOTED PROXY CARD IN SUPPORT OF THE BOARD'S NOMINEES. YOU CAN REVOKE ANY GREEN MFC PROXY CARD PREVIOUSLY SIGNED BY YOU BY SIGNING, DATING AND MAILING THE ENCLOSED WHITE PROXY CARD IN THE POSTAGE PAID ENVELOPE PROVIDED.

                                                                      APPENDIX A

                            AUDIT COMMITTEE CHARTER

PURPOSE

    The Audit Committee assists the Board of Directors (the 'Board') of Equidyne Corporation (the 'Company') in fulfilling its oversight responsibilities to the stockholders for (1) the integrity of the Company's financial statements, (2) the Company's compliance with legal and regulatory requirements, (3) the selection, evaluation and, where appropriate, replacement of the independent auditors (or nomination of the independent auditors to be proposed for stockholder approval in any proxy statement), (4) the independent auditor's qualifications and independence, and (5) the performance of the Company's independent auditors. In addition, the Audit Committee serves as a communication link among the Board, management, and the independent auditors.

                                  COMPOSITION

    The Audit Committee is a standing committee of the Board. Audit Committee members are elected annually by the Board. The responsibilities of Audit Committee members are in addition to those duties set out for a member of the Board. Meetings will be held whenever deemed necessary by the Audit Committee Chairman, provided however, that the Audit Committee shall meet once a quarter.

    The Audit Committee shall consist of at least two members, one of whom shall be chairperson. All members shall be directors who have no relationship to the Company that may interfere with the exercise of their independence from management, who do not accept any consulting, advisory or compensatory fee from the Company other than for Board service and who are not 'affiliated persons' within the meaning of SEC rules under Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'). In addition each member shall be an 'independent director', as defined in the American Stock Exchange ('AMEX') Listed Company Manual.

    Each member shall be 'financially literate' (i.e. have the ability to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement) or will become able to do so within a reasonable period of time after his or her appointment to the Audit Committee. In addition, at least one member of the Audit Committee shall be an 'audit committee financial expert' as defined by applicable SEC and AMEX rules.

    No member of the Audit Committee shall simultaneously serve on the audit committees of more than two other public companies.

    Under exceptional and limited circumstances, the Board may appoint one director to the Audit Committee who is not independent, as defined below, and is not a current employee or an immediate family member of a current employee, if the Board determines that membership on the Audit Committee by the individual is required in the best interests of the Company and its stockholders, and the Board discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination.

                                   AUTHORITY

    The Audit Committee has the sole authority to select, evaluate and, where appropriate, replace the independent auditors (or nominate the independent auditors to be proposed for stockholder approval in any proxy statement).

    The Audit Committee has the authority to conduct or authorize investigations into any activities it deems necessary and appropriate and are within its scope of responsibility. The Audit Committee may retain independent counsel, auditors, or others to conduct investigations or assist in the accomplishment of its responsibilities.

                     ACCOUNTABILITY OF INDEPENDENT AUDITORS

    The independent auditors are ultimately accountable to the Audit Committee, as representatives of the Board and of stockholders.

                                RESPONSIBILITIES

    The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The Audit Committee recognizes that management is responsible for preparing the Company's financial statements and that the independent auditors are responsible for auditing those financial statements. In addition, the Audit Committee recognizes that financial management, as well as the independent auditors, have more time, knowledge and more detailed information on the Company than do the members; consequently, in carrying out its oversight responsibilities, the Audit Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the independent auditors' work.

    The following functions shall be the common recurring activities of the Audit Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Audit Committee may diverge from this guide as appropriate.

    The Audit Committee has the authority to select, evaluate and, where appropriate, replace the independent auditors (or nominate the independent auditors to be proposed for stockholder approval in any proxy statement). The independent auditors shall report directly to the Audit Committee. The Audit Committee shall consider such matters, including, but not limited to, the experience and qualifications of the senior members of the independent auditors' team and the quality control procedures of the independent auditors.

    The Audit Committee shall pre-approve the fees and expenses for all auditing services and permitted non-audit services to be performed for the Company by its independent auditors, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may delegate to one or more designated members, the authority to grant such pre-approvals, provided that decisions of such member or members to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting.

    The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

    The Audit Committee shall make periodic reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review the Audit Committee's own performance.

    The Audit Committee, to the extent it deems necessary or appropriate, shall:

     1. Review annually the overall audit plan as proposed by the independent auditors and management, including the scope of the examination to be performed, the assistance to be provided by the internal auditors and any developments in accounting principles and auditing standards that may affect either the financial statements or the audit.

     2. Recommend to the Board whether the audited financial statements should be included in the Company's Annual Report on Form 10-KSB.

     3. Prior to release of the annual report to the stockholders, review and discuss the audited financial statements and the results of the audit with the independent auditors and management, which review and discussion shall include the following, as applicable:

        (a) any major problems encountered by the independent auditors and the resolution thereof,

        (b) the effect on the audit of any developments referred to in clause
            (a) above,

        (c) any unresolved differences between the independent auditors and management,

        (d) a discussion with the independent auditors of the matters required to be discussed by Statement on Auditing Standards 61, as the same may be modified or supplemented,

        (e) the receipt of the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, as the same may be modified or supplemented, and a discussion on the independent auditors' independence, and

        (f) any other significant comments or recommendations of the independent auditors or management.

     4. Review with management the unaudited quarterly financial information to be included in the Company's Quarterly Report on Form 10-QSB, including the results of the independent auditors' reviews of the quarterly financial statements.

     5. Review material pending legal proceedings involving the Company and consider other contingent liabilities, as well as other risks and exposures, that may have a material impact on the financial statements.

     6. Review off-balance sheet structures on the Company's financial statements, if any such structures exist.

     7. With the independent auditors and management, review and analyze periodically the Company's internal accounting control systems and related corporate policies and control systems, and assess management's attitude toward internal controls and the process for establishing and monitoring internal controls.

     8. Review annually the scope and results of the internal audit program and meet with the internal audit managers periodically (out of the presence of management and the independent auditors, as appropriate). Review with the internal audit managers compliance with appropriate audit standards.

     9. Ensure the rotation of the independent auditors lead and concurring audit partner every five years and other audit partners every seven years.

    10. Review and concur with management in the appointment or replacement of the internal audit managers.

    11. Meet with the independent auditors periodically (out of the presence of management, as appropriate) with respect to any of the foregoing.

    12. Report to the Board on the scope and results of the annual audit, including a report prepared in accordance with Item 306 of SEC Regulation S-B, as the same may be amended or replaced, to be included in the Company's proxy statement and, from time to time, report on other activities of the Audit Committee and recommend to the Board such changes, additions or variations in the auditing, accounting and control functions as the Audit Committee may deem desirable.

    13. Discuss with management the Company's earnings press releases, including the use of 'pro forma' or 'adjusted' non-GAAP information.

    14. Require that the independent auditors submit to the Audit Committee a formal written statement delineating all relationships between the independent auditors and the Company, consistent with Independent Standards Board Standard No. 1.

    15. Actively engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and for taking, or recommending that the full Board take, appropriate action to oversee the independence of the independent auditors.

    16. Consider the need for guidelines for the Company's hiring of employees of the independent auditors who were engaged on the Company's account.

    17. Establish procedures for the receipt, retention and treatment of complaints and concerns as set forth in Section 10A(m)(4) of the Exchange Act and inquire into evidence of illegal conduct or non-compliance with the Company's policies.

    18. Review related-party transactions, if any such transactions exist.

    19. Review disclosures made to the Audit Committee by the Company's CEO and CFO during their certification process for the Form 10-KSB and Form 10-QSB about any significant deficiencies in the design or operation of internal controls or material weaknesses therein or any fraud involving management or other employees who have a significant role in the Company's internal controls.

                             APPROVAL AND ADOPTION

    This charter was approved and adopted, as amended by the Board of Directors and the Audit Committee thereof on July 30, 2003.

                                                                      APPENDIX B

             NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER

    The purpose of the Nominating and Corporate Governance Committee (the 'Committee') of the Board of Directors (the 'Board') of Equidyne Corporation (the 'Corporation') is to:

        1. Identify and recommend to the Board for election and/or appointment, qualified candidates for membership on the Board and the committees of the Board.

        2. Develop and recommend to the Board corporate governance principles.

        3. Propose a slate of candidates for election as Directors at each Annual Meeting.

    The Committee shall consist entirely of at least two directors, each of whom shall be free of any relationship that, in the opinion of the Board, would interfere with his or her exercise of independent judgment in accordance with applicable laws and regulations. The Chairperson shall be appointed by the Board. The Board may at any time and in its complete discretion remove any member of the Committee and may fill any vacancy in the Committee. The Committee may seek the assistance and counsel of outside legal counsel at the Corporation's expense, as the Committee determines is appropriate.

    In addition to the purposes set forth above, the primary responsibilities of the Committee shall be to:

        1. Develop and recommend to the Board criteria for selecting new Directors and qualifications for members of the committees of the Board.

        2. Develop and recommend to the Board criteria to assess the independence of members of the Board.

        3. Oversee, on an annual basis, a self-examination of the Board and its committees.

        4. Review conflicts of interest of Directors, senior executives and consider waivers or other action related thereto.

        5. Annually review and report to the Board with respect to Director compensation and benefits.

        6. Review this Charter on an annual basis and update it as appropriate, and submit it for the approval of the Board when updated.

        7. Undertake such other responsibilities or tasks as the Board may delegate or assign to the Committee from time to time.

                                   Appendix 1


                                WHITE PROXY CARD

                         ANNUAL MEETING OF STOCKHOLDERS
                               SEPTEMBER 9, 2003

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned stockholder of Equidyne Corporation, a Delaware corporation ('Equidyne'), acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, dated August 22, 2003, and hereby constitutes and appoints Mark Myers or Marcus R. Rowan, and either jointly or severally, to vote all shares of Common Stock of which the undersigned would be entitled to vote at the Annual Meeting of Stockholders (the 'Meeting'), and at any adjournment or adjournments thereof, revokes any proxy or proxies heretofore given and ratifies and confirms all that said proxies may do or cause to be done by virtue thereof with respect to the matters to be voted upon described below.

    This Proxy, when properly executed, will be voted as directed. IF NO DIRECTION IS INDICATED, THE PROXY WILL BE VOTED 'FOR' THE ELECTION OF THE FOUR
(4) DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS IN PROPOSAL 1, 'FOR' PROPOSALS 2 AND 3 AND 'AGAINST' PROPOSAL 4. Abstentions will be treated as not voting at the meeting. IN THEIR DISCRETION, THE PROXIES NAMED ABOVE ARE AUTHORIZED TO
VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF. Equidyne intends to distribute to the stockholders of Equidyne supplemental materials in the event that the Board of Directors of Equidyne amends the Bylaws after the date of its definitive proxy statement which are the subject of Proposal 4.



                  (Continued and to be signed on reverse side)



--------------------------------------------------------------------------------
                            FOLD AND DETACH HERE

                                 YOUR VOTE
                                IS IMPORTANT

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE 'FOR' THE ELECTION OF THE FOUR
(4) DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS IN PROPOSAL 1 BELOW AND 'FOR' PROPOSALS 2 AND 3 BELOW.

1.   The election of four (4) directors nominated by the Board of
     Directors.                                                           FOR          WITHHOLD AUTHORITY
                                                                  all nominees listed   to vote for all
                                                                   below (except as        nominees
                                                                      indicated)         listed below
                                                                          [ ]                 [ ]
NOMINEES: 01 Dr. James R. Gavin, III, 02 Mark C. Myers, 03 Marcus R. Rowan and 04 Harry P. Yergey,
-----------------------------------------------------------------------------------------------------------------------------
(INSTRUCTION: To withhold authority to vote for any individual nominee or nominees, write such nominee's or nominees' name(s)
in the space provided below.)
2.   To ratify the appointment of KBA Group LLP as Equidyne's               FOR               AGAINST             ABSTAIN
     independent accountants for fiscal 2003.                               [ ]                 [ ]                 [ ]

3.   To grant the authority to adjourn the Meeting to solicit additional    FOR               AGAINST             ABSTAIN
     proxies.                                                               [ ]                 [ ]                 [ ]

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE 'AGAINST'
PROPOSAL 4 BELOW.

4. To vote against the following stockholders' resolution regarding Equidyne's Amended and Restated Bylaws:

     RESOLVED, that each and every provision of the Amended and           AGAINST               FOR               ABSTAIN
     Restated Bylaws of Equidyne Corporation adopted on or after            [ ]                 [ ]                 [ ]
     May 1, 2003 and prior to the adoption of this resolution is hereby repealed.

5. Other matters as may properly come before the Meeting or any adjournment or adjournments thereof of which we have not received notice a reasonable time before we begin mailing this proxy card.


YOUR VOTE IS IMPORTANT! PLEASE SIGN, DATE AND PROMPTLY MAIL YOUR PROXY.

------------------------------------   ---------------------------------------
      Signature of Stockholder                Signature if held jointly

Dated: ______________, 2003            Title: ________________________________

NOTE: PLEASE SIGN YOUR NAME EXACTLY AS IT APPEARS HEREON. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE YOUR FULL TITLE AS IT APPEARS HEREON. WHEN SIGNING AS JOINT TENANTS, ALL PARTIES IN THE JOINT TENANCY MUST SIGN. WHEN A PROXY IS GIVEN BY A CORPORATION, IT SHOULD BE SIGNED BY AN AUTHORIZED OFFICER AND THE CORPORATE SEAL AFFIXED. NO POSTAGE IS REQUIRED IF RETURNED IN THE ENCLOSED ENVELOPE AND MAILED IN THE UNITED STATES.

-------------------------------------------------------------------------------
                             FOLD AND DETACH HERE



                           STATEMENT OF DIFFERENCES
                           ------------------------
The British pound sterling sign shall be expressed as....................'L'
The Euro sign shall be expressed as......................................'E'